Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of StepStone Private Credit Fund LLC (the “Company”) for the period ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Darren Friedman, as Chief Executive Officer of the Company, and Joseph Cambareri, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2024	By:	/s/ Darren Friedman
Darren Friedman
Chief Executive Officer

Date: May 14, 2024	By:	/s/ Joseph Cambareri
Joseph Cambareri
Chief Financial Officer